Exhibit 99.1

News Release

MEDIA CONTACT:	INVESTOR CONTACT:
J.T. Eger	Cynthia Hiponia and Alice Kousoum
(408) 831-4247	(408) 493-1399
jt@gigamon.com	IR@gigamon.com

Gigamon Announces Preliminary Second Quarter Results

SANTA CLARA, CALIF., July 8, 2014 – Gigamon® Inc. (NYSE:GIMO), a leader in traffic visibility solutions with the innovative Visibility Fabric™ architecture, today announced preliminary results for the second quarter of fiscal year 2014 ended June 28, 2014.

Gigamon expects revenue for the second quarter to be approximately $34.5 million to $35.0 million, below the company’s previously stated guidance of $38.0 million to $42.0 million.

Gross margins and operating expenses are expected to be consistent with the previously stated guidance.

“We are disappointed in these preliminary results. We experienced challenges with closing the deals in our pipeline during the later stages of the quarter, as we continued to see longer review and approval cycles” said Paul Hooper, the company’s chief executive officer. “However, we remain confident in our market opportunity and our leading technology that created this market. We will take steps to improve our execution in order to grow revenue and improve the predictability of our business. On a positive note, we added 84 new customers during the second quarter.”

These preliminary, unaudited results are based on management’s initial review of operations for the quarter ended June 28, 2014, and remain subject to completion of the company’s customary quarterly closing and review procedures.

The company will report results for the second quarter of fiscal 2014 in its regularly scheduled earnings release and conference call after the market closes on July 24, 2014. The company will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time on that day.

Parties in the United States and Canada can access the call by dialing +1-888-438-5525, using conference code 8532663. International parties can access the call by dialing +1-719-325-2432, using conference code 8532663.

The webcast will be accessible on Gigamon’s investor relations website at http://investor.gigamon.com for a period of one year. A telephonic replay of the conference call will be available through Thursday, July 31, 2014. To access the replay, parties in the United States and Canada should call +1-888-203-1112 and enter conference code 8532663. International parties should call +1-719-457-0820 and enter conference code 8532663.

Legal Notice Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our expectations for our preliminary fiscal results for the second quarter of 2014, expectations regarding the competitive position of the business and expectations regarding improvements to our business. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to deliver and improve our products and successfully develop new products; customer acceptance and purchase of our existing products and new products; our ability to retain existing customers and generate new customers; the market for network traffic visibility solutions not continuing to develop; competition from other products and services; and general market, political, economic and business conditions. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 28, 2013. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

About the Visibility Fabric architecture

At Gigamon we realized that delivering the visibility essential to manage, analyze and secure the complex system that is the IT infrastructure requires a new approach. With millions of traffic flows across thousands of endpoints, visibility needs to be pervasive, intelligent and dynamic. Using our patented, unique technology, we created an innovative new approach for delivering this visibility called the Visibility Fabric architecture. This new approach is intelligent and versatile in its ability to enable visibility into the network. For more information visit http://www.gigamon.com/traffic-visibility-fabric.

About Gigamon

Gigamon provides an intelligent Visibility Fabric™ architecture for enterprises, data centers and service providers around the globe. Our technology empowers infrastructure architects, managers and operators with pervasive and dynamic intelligent visibility of traffic across both physical and virtual environments without affecting the performance or stability of the production network. Through patented technologies and centralized management, the Gigamon GigaVUE portfolio of high availability and high density products intelligently delivers the appropriate network traffic to management, analysis, compliance and security tools. With over eight years’ experience designing and building traffic visibility products in the US, Gigamon solutions are deployed globally across vertical markets including over half of the Fortune 100 and many government and federal agencies. www.gigamon.com

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